UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 28, 2012

EMMIS COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-23264	35-1542018
(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA, 40 MONUMENT CIRCLE,
SUITE 700, INDIANAPOLIS, INDIANA	46204
(Address of Principal Executive Offices)	(Zip Code)

317-266-0100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 28, 2012, Emmis Communications Corporation (the “Company”) received a written notification (the “Staff Determination”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company had not regained compliance with the $1.00 minimum bid price requirement for continued listing, as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Rule”), the Company’s Class A Common Stock (listed on The Nasdaq Global Select Market under the symbol “EMMS”) would be subject to delisting unless the Company requests a hearing before a Nasdaq Hearings Panel (the “Panel”) on or before March 6, 2012.

The Company has requested a hearing before the Panel, which will stay any delisting action in connection with the Staff Determination and allow the continued listing of the Company’s Class A Common Stock on The Nasdaq Global Select Market until the Panel renders a decision subsequent to the hearing.  At the hearing, the Company intends to present a plan to regain compliance with the Rule and request that the Panel allow the Company additional time within which to regain compliance. While the Company believes that it will be able to present a viable plan to regain compliance, there can be no assurance that the Panel will grant the Company’s request for continued listing on The Nasdaq Global Select Market, or that the Company's plans to exercise diligent efforts to maintain the listing of its securities on Nasdaq will be successful.

The Staff Determination does not directly affect the listing of the Company’s 6.25% Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”), which will continue to trade on The Nasdaq Global Select Market under the symbol “EMMSP”.  However, because the continued listing of the Preferred Stock on The Nasdaq Global Select Market is dependent upon the continued listing of the Class A Common Stock on The Nasdaq Global Select Market, the Company believes the Preferred Stock will likely be delisted from The Nasdaq Global Select Market if the Class A Common Stock is delisted.

Note: Certain statements included in this Report on Form 8-K which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:
—	general economic and business conditions;
—	fluctuations in the demand for advertising and demand for different types of advertising media;
—	our ability to service our outstanding debt;
—	increased competition in our markets and the broadcasting industry;
—	our ability to attract and secure programming, on-air talent, writers and photographers;
—	inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
—	increases in the costs of programming, including on-air talent;
—	inability to grow through suitable acquisitions;
—	changes in audience measurement systems
—	new or changing regulations of the Federal Communications Commission or other governmental agencies;
—	competition from new or different technologies;
—	war, terrorist acts or political instability; and
—	other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 2, 2012

EMMIS COMMUNICATIONS CORPORATION

By:	/s/ J. Scott Enright
	Name:	J. Scott Enright
	Title:	Executive Vice President, General Counsel and Secretary